SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2004

Bestway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-8568	81-0332743
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

7800 Stemmons Freeway, Suite 320

Dallas, Texas 75247

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(214) 630-6655

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 5, 2004, Bestway, Inc., a Delaware corporation (the “Company”), issued a press release announcing that that the Company received a letter from Nasdaq on November 2, 2004 indicating that the Company was not in compliance with Nasdaq’s requirements for continued listing of the Company’s common stock because Nasdaq had not received the Company’s Corporate Governance Certification Form, as required by Rule 4350. The notice does not itself result in the immediate delisting of the Company’s common stock. In the notice, Nasdaq stated that unless the Company requests a hearing with respect to this notice, the Company’s common stock will be delisted from The Nasdaq Stock Market at the opening of business on November 11, 2004. The Company will request a hearing with the Nasdaq Hearing Panel on this matter. There can be no assurance that the Panel will grant the Company’s request for continued listing. A timely request by the Company for a hearing will stay the delisting pending the hearing and a determination by the Nasdaq Hearing Panel. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by this reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following Exhibit is filed herewith:

99.1	Press Release.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BESTWAY, INC.

By:	/s/ BETH DURRETT
Beth Durrett, Chief Financial Officer

Date: November 5, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release.

*	Filed herewith.